Piedmont Natural Gas Receives Tennessee Regulatory Authority Approval for a Change in Control upon Acquisition by Duke Energy

Action by Tennessee Regulatory Authority paves way for operational handoff in Tennessee once the North Carolina Utilities Commission approves the transaction and Piedmont Natural Gas becomes a subsidiary of Duke Energy

CHARLOTTE, N.C., March 14, 2016 /PRNewswire/ — Piedmont Natural Gas (NYSE: PNY) today received approval from the Tennessee Regulatory Authority (TRA) for a change in control to Duke Energy once the North Carolina Utilities Commission (NCUC) approves the transaction and the acquisition is completed.  The two energy companies first announced the proposed acquisition in October, 2015 and expect to close on the transaction by the end of 2016.  The TRA’s action is a necessary step for the operational handoff from Piedmont to Duke Energy to occur in Tennessee once the acquisition is completed. It is the latest in a series of approvals and regulatory orders that Piedmont and Duke Energy have obtained with respect to the proposed acquisition.

In December, 2015, the Federal Trade Commission granted Duke Energy and Piedmont early termination of the mandatory 30-day waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act. On January 22, Piedmont’s shareholders approved the proposed acquisition and on March 7, the Kentucky Public Service Commission issued a declaratory order that had been requested by Duke Energy in conjunction with the proposed acquisition.

The North Carolina Utilities Commission is the final regulatory commission approval required for the transaction to close.  The NCUC has set July 18, 2016 as the date to hear Duke Energy’s and Piedmont’s request for acquisition approval.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about the expected timing of completion of the proposed merger involving Duke Energy and Piedmont, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that  Duke Energy or Piedmont may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of changes in governmental regulations. Additional risks and uncertainties are identified and discussed in Piedmont’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Piedmont does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Piedmont Natural Gas

Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to more than one million residential, commercial, industrial and power generation utility customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, and regulated interstate natural gas transportation and storage, and regulated intrastate natural gas transportation businesses. More information about Piedmont Natural Gas is available on the Internet at http://www.piedmontng.com/.

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SOURCE Piedmont Natural Gas

David L. Trusty, +1-704-731-4391, david.trusty@piedmontng.com